Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                     Transnet Corporation
..................................................................
     (Name of Registrant as Specified In Its Charter)


..................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                           [TRANSNET CORPORATION LOGO]
                                45 Columbia Road
                          Branchburg, New Jersey 08876
                                 (908) 253-0500

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held on March 10, 2010

                                    ---------

The Annual Meeting of Stockholders (the "Annual Meeting") of TransNet Corporation (the "Company" or "TransNet") will be held at the Company's offices, located at 45 Columbia Road, Branchburg, New Jersey 08876, on Wednesday, March 10, 2010 at 10:00 a.m. local time, for the purpose of considering and acting upon the following matters:

      1.    Election of directors;

      2. Ratification of the appointment of MSPC, Certified Public Accountants and Advisors, a Professional Corporation, as the Company's independent registered public accounting firm for the 2010 fiscal year; and

      2.    Such other business as shall properly come before the Annual
            Meeting.

The close of business on January 19, 2010 has been fixed as the record date for determining the stockholders of the Company who shall be entitled to notice of, and to vote at the Annual Meeting.

The Board of Directors wants as many stockholders as possible to be represented in person or by proxy at the Annual Meeting. Consequently, we ask that you sign and return the enclosed proxy, whether or not you plan to attend the Annual Meeting. Please take the time to vote by completing and mailing the enclosed proxy card to us. If you sign, date, and mail your card without indicating how you want to vote, your proxy will be counted as a vote FOR the election of directors and ratification of independent registered public accounting firm. Even after you return the proxy card, you still have the power to revoke the proxy at any time before it is voted, and the giving of a proxy will not affect your right to vote in person if you attend the Annual Meeting.

                                             By Order of the Board of Directors,

                                                              /s/ Steven J. Wilk
                                                              ------------------
                                                                  Steven J. Wilk
                                                                   PRESIDENT AND
                                                         CHIEF EXECUTIVE OFFICER

Branchburg, New Jersey
February 3, 2010

--------------------------------------------------------------------------------
                                 IMPORTANT NOTE

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. No postage is required if mailed in the United States. This will ensure the presence of a quorum at the Annual Meeting and save the Company the expense and extra work of an additional solicitation. Sending your proxy card will not prevent you from attending the Annual Meeting, revoking your proxy or voting your stock in person.
--------------------------------------------------------------------------------

     IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
                       MARCH 10, 2010 STOCKHOLDER MEETING
  Our Proxy Statement and 2009 Annual Report to Stockholders are available at:
                      http://www.cstproxy.com/transnet/2010

                           [TRANSNET CORPORATION LOGO]
                                45 Columbia Road
                          Branchburg, New Jersey 08876
                                 (908) 253-0500

                                    ---------

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                 MARCH 10, 2010

                                    ---------

PROXY STATEMENT

      This Proxy Statement of TransNet Corporation, a Delaware Corporation ("TransNet" or the "Company"), is being sent in connection with the solicitation of proxies on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m., local time on Wednesday, March 10, 2010 at TransNet's offices, located at 45 Columbia Road, Branchburg, New Jersey 08876.

      The approximate date that this Proxy Statement and the enclosed proxy card are first being sent to stockholders is February 9, 2010. Stockholders are encouraged to review the information provided herein in conjunction with the Company's Annual Report to Stockholders for the year ended June 30, 2009, a copy of which accompanies this Proxy Statement.

      All proxies that are properly filled in, signed and returned to the Company prior to or at the Annual Meeting will be voted in accordance with the instructions thereon. A proxy may be revoked by any stockholder at any time before it is voted by delivering a written notice to the Company's Legal Counsel, submitting a signed proxy bearing a later date, or appearing in person and voting at the Annual Meeting. The Board of Directors has fixed the close of business on January 19, 2010 as the record date for the determination of stockholders who are entitled to notice of, and to vote at the Annual Meeting, or any postponement or adjournment thereof.

      The expenses of preparing, printing and mailing the proxy card and the material used in solicitation of proxies will be paid by the Company. In addition to the solicitation of proxies by mail, the Company may use the services of some of its officers and regular employees (who will receive no additional compensation) to solicit proxies by telephone or in person. At present, the Company has no agreement with any firm to solicit proxies. The cost of soliciting proxies will be paid for by the Company. The Company may request that brokers, nominees, fiduciaries and other persons holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to forward the proxy materials to, and obtain proxies from, such beneficial owners. The Company will reimburse such persons for their reasonable expenses in so doing.

SECURITIES OUTSTANDING, QUORUM AND VOTING RIGHTS

      Only stockholders of record at the close of business on January 19, 2010 (the "Record Date") are entitled to vote at the Annual Meeting. On the Record Date, the Company had 4,823,304 shares of common stock, $.01 par value per share (the "Common Stock"), outstanding. The Company's sole issued and outstanding class of capital stock is its Common Stock. Each share of Common Stock is entitled to one vote with respect to each matter to be acted upon at the Annual Meeting.

      The presence in person or by proxy of a majority of the outstanding shares of Common Stock (at least 2,411,653 shares) is required to constitute a quorum necessary for the transaction of business at the Annual Meeting.

The election of directors requires the affirmative vote of a majority of the votes cast by the holders of the Common Stock present in person or by proxy at the Annual Meeting.

      For the election of directors, withholding the vote as to one or more nominees, which is the equivalent of abstaining, will have no effect on whether such nominee or nominees are elected.

      If a stockholder is the beneficial owner of shares held in "street name" by a bank or brokerage firm, such bank or brokerage firm, as the record holder of the shares, is required to vote those shares in accordance with such stockholder's instructions. If the stockholder does not give instructions to such bank or brokerage firm, it will nevertheless be entitled to vote the shares with respect to certain "discretionary" items, but will not be permitted to vote such stockholder's shares with respect to "non-discretionary" items. In the case of non-discretionary items, the shares will be treated as "broker non-votes."

      Shares treated as broker non-votes will be included for purposes of calculating the presence of a quorum. Otherwise, shares represented by broker non-votes will be treated as shares not entitled to vote on a proposal.

      The Company's officers and directors owning and having the right to vote 762,550 shares representing approximately 16% of the outstanding shares of Common Stock have stated their present intention to vote their shares FOR the nominees for election as directors and ratification of independent registered public accountants.

VOTING AND REVOCATION OF PROXIES

      If a stockholder is a corporation or partnership, the accompanying proxy card must be signed in the full corporate or partnership name by a duly authorized person. If the proxy card is signed pursuant to a power of attorney or by an executor, administrator, trustee or guardian, the signer's full title must be given and a certificate or other evidence of appointment must be furnished. If shares are owned jointly, each joint owner must sign the proxy card.

      Any proxy duly given pursuant to this solicitation may be revoked by the stockholder, at any time prior to the voting of the proxy, by written notice to the Company's Corporate Legal Counsel, either by a later dated proxy signed and returned by mail or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy.

PRINCIPAL STOCKHOLDERS AND STOCKHOLDINGS OF MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of the Record Date by (i) each holder known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's directors and named executed officers individually, and (iii) all directors and officers of the Company as a group.

      The amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities.

Name of Beneficial                Amount of Shares    Percent of
Owner                            Beneficially Owned      Class
---------------------------      ------------------   ----------

Anthony Chiarenza (a)                300,000(b)         6.2% (c)
Kasaken Capital, LLC (d)             250,000            5.2% (c)

Steven J. Wilk (e)                   496,350(g)         9.7% (f)
John J. Wilk (e)                     255,000(h)           5% (f)
Jay A. Smolyn (e)                    133,000(i)           3% (f)
Susan M. Wilk (e)                    108,200(j)           2% (f)
Vincent Cusumano (e)                  15,000(k)            * (f)
Raymond J. Rekuc (e)                   2,500(l)            * (f)

All officers and directors
as a group (six persons)             983,050           20.3% (f)

----------

(a) Based upon a Schedule 13G/A filed by Anthony Chiarenza and Key Equity Investors, Inc. on December 31, 2009. The address for both is P.O. Box 604579, Bayside, New York 11360-4579.

(b) Includes 265,000 shares of the Company's Common Stock held by Mr. Chiarenza, and 35,000 shares held by Key Equity Investors, Inc., of which Mr. Chiarenza is President, Chairman, and Chief Executive Officer. As a result of his positions, Mr. Chiarenza is deemed to have beneficial ownership of shares held by Key Equity Investors, Inc.

(c) Based on 4,823,304 shares of the Company's Common Stock outstanding as of the Record Date.

(d) Based on a Schedule 13G filed by Kasaken Capital, LLC on March 13, 2009. The address for Kasaken Capital, LLC is 55 Union Place, Summit, New Jersey 07901.

(e) The address of all officers and directors is 45 Columbia Road, Somerville, New Jersey 08876.

(f) Based on 4,823,304 shares of the Company's Common Stock outstanding, plus 262,500 shares of Common Stock issuable upon exercise of outstanding options exercisable within 60 days.

(g) Includes 100,000 shares that Mr. Wilk is entitled to purchase upon the exercise of incentive stock options. The options were granted on March 4, 2001 under the Company's 2000 Stock Option Plan. The exercise price is $0.88 per share.

(h) Includes 50,000 shares that Mr. Wilk is entitled to purchase upon the exercise of incentive stock options. The options were granted on March 4, 2001 under the Company's 2000 Stock Option Plan. The exercise price is $0.88 per share.

(i) Includes 50,000 shares that Mr. Smolyn is entitled to purchase upon the exercise of incentive stock options. The options were granted on March 4, 2001 under the Company's 2000 Stock Option Plan. The exercise price is $0.88 per share.

(j) Includes 30,000 shares that Ms. Wilk is entitled to purchase upon the exercise of incentive stock options. The options were granted on March 4, 2001 under the Company's 2000 Stock Option Plan. The exercise price is $0.88 per share.

(k) Includes 15,000 shares that Mr. Cusumano is entitled to purchase upon the exercise of incentive stock options. The options were granted on March 4, 2001 under the Company's 2000 Stock Option Plan. The exercise price is $0.88 per share.

(l) Includes 2,500 shares that Mr. Rekuc is entitled to purchase upon the exercise of incentive stock options. The options were granted on March 4, 2001 under the Company's 2000 Stock Option Plan. The exercise price is $0.88 per share.

*  Less than 1%.

BOARD OF DIRECTORS AND COMMITTEES

      The Board of Directors had three meetings in fiscal 2009.

      The Board of Directors has established an audit committee and a compensation committee. Additional information concerning each of the committees and the directors serving such committees follows.

      The audit committee is responsible for review of the Company's auditing, accounting, financial reporting and internal control functions and for the selection, approval and recommendation of independent accountants to the Board of Directors. In addition, the audit committee is expected to monitor the quality of the Company's accounting principles and financial reporting as well as the independence of, and the non-audit services provided by, the Company's independent accountants. The Board of Directors has adopted a written charter for the audit committee. The audit committee is currently comprised of Messrs. Rekuc (Chairman) and Cusumano both of whom are independent directors in accordance with the definition of "independent director" established by the corporate governance rules of The NASDAQ National Market. (Although the Company's Common Stock is not quoted on the NASDAQ National Market, the Company has used the NASDAQ National Market's independence criteria in making this judgment in accordance with applicable SEC rules.) The Board has determined that Mr. Rekuc is its audit committee financial expert. Earle Kunzig, an independent director, was a member of the committee through fiscal 2009.

      The compensation committee reviews, evaluates, and advises the Board of Directors in matters relating to the Company's compensation of and other employment benefits for executive officers. The compensation committee is currently comprised of Messrs. Cusumano and Rekuc. Mr. Kunzig chaired the committee from its inception through October 2009. Mr. Rekuc is serving on the committee on temporary basis. The compensation committee held one meeting during the year ended June 30, 2009.

      For the fiscal year ended June 30, 2009, each director attended at least 75% of the total number of meetings of the Board of Directors and meetings of committees on which such director served.

      The Company does not have a nominating committee. The full Board of Directors performs the functions of a nominating committee. The Board of Directors does not believe it needs a separate nominating committee because the full Board of Directors includes at least two independent directors, and has the time and resources to perform the function of selecting board nominees.

      The Board of Directors will consider candidates recommended by stockholders, directors, officers and other sources for nomination as a director. In evaluating such recommendations, the Board of Directors will consider its needs and those of the Company and evaluate each director candidate in light of, among other things, the candidate's past experience and qualifications.

      In accordance with certain provisions contained in the Company's bylaws, a stockholder recommendation of a director candidate must be received no later than 60 days nor more than 90 days prior to the meeting. In the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made in order to be deemed timely. Although the Board of Directors does not maintain a written policy with respect to stockholder recommendations, all such recommendations must, at a minimum, be accompanied by the following information:

   o  the stockholder's name and address;

   o  the number of shares owned by such stockholder; and

   o the candidate's biographical information, including name, residential and business address, telephone number, age, employment history (past and present), the number of shares of the Company which are beneficially owned by such person, and any other information relating to such person that is required to be disclosed by the Company in the filings in makes with the SEC.

      As no stockholder recommendations were received with respect to the current Annual Meeting, the Board of Directors does not believe it requires a written policy for handling such stockholder recommendation.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

      Any stockholder desiring to send communications to the Board of Directors or any individual director, may forward such communication to the Legal Counsel of the Company at the Company's corporate offices. The Legal Counsel will collect and organize all such communications and forward them to the Board of Directors and any such individual director.

POLICY REGARDING ATTENDANCE AT ANNUAL MEETINGS

      The Company encourages, but does not require, directors to attend the annual meeting of stockholders. Last year all of the Company's directors were present at the annual meeting of stockholders.

BIOGRAPHICAL INFORMATION REGARDING DIRECTORS AND EXECUTIVE OFFICERS

   Set forth below is biographical information regarding directors and executive officers of the Company. Unless otherwise noted, each director has held the indicated position for at least five years.

      JOHN J. WILK*, 81, was the President and Chief Executive Officer of TransNet since its inception in 1969 until May 1986, when he was elected as Chairman of the Board of Directors.

      STEVEN J. WILK*, 52, has been the President and Chief Executive Officer of TransNet since May 1986. He was elected as a director of TransNet in April 1989.

      JAY A. SMOLYN, 54, has been employed at TransNet since 1976 and in April 1985 became Vice President, Operations. He was elected as a director of TransNet in March 1990.

      VINCENT CUSUMANO, 74, has served as a director of TransNet since 1977. He is the President and Chief Executive Officer of Cusumano Perma-Rail Company of Roselle Park, New Jersey, distributors and installers of exterior iron railings.

      RAYMOND J. REKUC, 64, has served as a director of TransNet since 1983. He is the principal of Raymond J. Rekuc, Certified Public Accountant, an accounting firm located in Old Tappan, New Jersey. Mr. Rekuc is a member of the American Institute of Certified Public Accountants and the New Jersey Society of Certified Public Accountants.

      SUSAN M. WILK* joined TransNet in November 1987 as Director of Administration, and was named Legal Counsel in 1994. She was elected a director of TransNet in March 1990. Prior to joining TransNet, Ms. Wilk was an attorney with the U.S. Securities and Exchange Commission and the Federal Home Loan Bank Board.

      EARLE KUNZIG, served as a member of the Board of Directors from 1977 through his death in October 2009. The Board is in the process of evaluating possible replacements to his seat on the Board. His service and dedication to TransNet is gratefully acknowledged and honored.

      * John J. Wilk, Chairman of the Board, is the father of Steven J. Wilk, a director and the President and Chief Executive Officer of the Company, and Susan M, Wilk, a director and Legal Counsel of the Company.

      None of the Company's directors are directors of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15 (d) of that Act.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

      Based solely on a review of Forms 3 and 4 and any amendments thereto furnished to the pursuant to Rule 16a-3(e) under the Securities Exchange Act of 1934, or representations that no Forms 5 were required, the Company believes that with respect to fiscal 2009, its officers, directors and beneficial owners of more than 10% of its equity timely complied with all applicable Section 16(a) filing requirements.

                     COMPENSATION OF OFFICERS AND DIRECTORS

COMPENSATION DISCUSSION AND ANALYSIS

PHILOSOPHY

      The Compensation Committee of our Board of Directors is responsible for establishing and evaluation our policies governing the compensation of our executive officers. The Compensation Committee ensures that the total compensation paid to our executive officers is fair, reasonable, and competitive. The Committee's members are independent directors. The Chief Executive Officer may make recommendations with respect to those executives whose compensation is determined by the Committee. The Compensation Committee recommends any modification of compensation to the Board of Directors, which must approve any such modification

      The Company's executive compensation philosophy is to attract and retain executive officers and to align interests of our executive officers with those of our stockholders and the Company's business strategy and results. Accordingly, compensation is linked to individual and corporate performance. Our executive compensation program provides annual cash compensation, in the form of a competitive base salary and inventive bonuses to motivate our executives to deliver on business performance goals.

BASE SALARY

      The base salary is designed to attract and retain experienced executive officers who will establish corporate strategy and goals. While the initial base salary was determined by an assessment of competitive market levels at comparable companies and is included in the employment agreement for each of our named executive officers, the factors used in determining increases in base salary which individual performance, change in role and/or responsibility, and changes in the competitive market environment. The Compensation Committee reviews base salary on an annual basis, and considers certain quantitative factors, including the Company's financial, strategic, and operating performance for the year. The qualitative criteria include leadership qualities and management skills, as exhibited by each executive officer's respective innovations, time and effort devoted to the Company, and other general considerations. The Compensation Committee of the Board of Directors also takes notice of comparable remuneration of other CEO's at similar companies.

      The amount of base salary paid to the named executive officers during fiscal 2009 and 2008 is shown in the Summary Compensation Table below.

INCENTIVE BONUS

      The annual cash incentive bonus is designed to reward the executive officers for the achievement of performance objectives and corporate profits. The amounts of the bonus are determined by formulas set forth in the executive's employment agreement tied to the pre-tax profits of the Company.

      No bonuses were paid for fiscal 2009 or 2008.

OTHER BENEFITS

      TransNet maintains a 401(k) plan in which all full-time employees, including our named executive officers, who are at least 21 years of age and have at least three months of service, are eligible to participate. In 2009 and 2008, the Company contributed the amounts indicated in the Summary Compensation Table below, based upon formulas applicable to all participating employees. During fiscal 2009, the Company suspended its contributions to the plan.

HEALTH AND WELFARE BENEFITS

      All full-time employees, including our named executive officers, may participate in our health and welfare benefit programs, including medical, dental and vision care coverage, term life and disability insurance. None of the Company's group life, health, dental, and medical reimbursement plans discriminates in scope, terms of operation, in favor of the executive officers or directors of the Company and the plans are generally available to all full-time employees.

EMPLOYMENT CONTRACTS WITH EXECUTIVE OFFICERS

      TransNet has employment contracts in effect with Steven J. Wilk and Jay A. Smolyn that expire on June 30, 2013. Pursuant to the employment contracts, Steven J. Wilk's annual salary is "at least" $300,000 and Mr. Smolyn's salary is "at least" $165,000 or, in each case, such greater amount as may be approved from time to time by the Board of Directors. The Compensation Committee annually reviews the base salary of each executive officer, and determines whether to recommend an increase to the Board of Directors. The contracts also provide for additional incentive bonuses to be paid with respect to each of the Company's fiscal years based upon varying percentages of the Company's consolidated pre-tax income exclusive of extraordinary items (3% of the first $500,000, 4% of the next $500,000, 5% of the next $4,000,000 and 6% of amounts in excess of $5,000,000 for Steven J. Wilk, and 2% of pre-tax income in excess of $100,000 to the first $500,000 and 3% in excess of $500,00 for Mr. Smolyn). Steven J. Wilk's employment contract provides for a continuation of full amount of salary payments for 6 months and 50% of the full amount for the remainder of the term in the event of illness or injury. In addition, the employment contracts contain terms regarding the event of a hostile change of control of the Company and a resultant termination of the employee's employment prior to expiration of the employment contract. These provisions are summarized in the "Potential Payments upon Termination or Change in Control" section below.

      During fiscal 2009, Messrs. Wilk and Smolyn voluntarily lowered their compensation to assist the Company in cost reduction.

PERQUISITES

      Pursuant to their employment agreements, Steven J. Wilk and Jay A. Smolyn are each provided with the use of a company car for business purposes.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      No member of our Compensation committee is or was an officer of TransNet, nor had any relationship requiring disclosure. In addition, during fiscal 2009, there were no compensation committee interlocks.

                          COMPENSATION COMMITTEE REPORT

      The compensation committee of our Board of Directors has reviewed and discussed the "Compensation Discussion and Analysis" required by Item 402(b) of Regulation S-K with management, and, based upon such review and discussion, the Compensation Committee recommended to our Board of Directors that the "Compensation Discussion and Analysis" be included in its Annual Report on Form 10-K for the fiscal year ended June 30, 2009.

                                                          Earle Kunzig, Chairman
                                                                Vincent Cusumano

                           SUMMARY COMPENSATION TABLE

Name and Principal                                         All Other
     Position              Year    Salary (a)   Bonus   Compensation (b)    Total
-----------------------   ------   ----------   -----   ---------------   ---------
Steven J. Wilk             2009    $  232,500    $ 0      $  1,260(c)     $ 233,760
President and Chief        2008    $  300,000    $ 0      $ 17,189(c)     $ 317,189
Executive Officer                                $ 0

Jay A. Smolyn              2009    $  177,500    $ 0      $ 1,167 (d)     $ 178,667
Vice President,            2008    $  180,000    $ 0      $ 2,000 (d)     $ 182,000
Operations

(a) Amounts in this column represent gross salary earned for the fiscal year ended June 30, 2009.

(b) Amounts in this column include payments made to the named officer's 401(k) plan, and expenses of the Company related to the use of the company car.

(c) Payments in this column include payment of $1,260 and $2,088 made to Mr. Wilk's 401(k) plan for the fiscal years 2009 and 2008, respectively. In fiscal 2009, the cost to the Company for Mr. Wilk's use of a Company car pursuant to his employment agreement did not exceed $10,000. In fiscal 2008, the cost of the use of a company car was $15,101, and was based upon the Company's depreciation cost of the car.

(d) This amount represents the Company's contribution to Mr. Smolyn's 401(k) plan for the years indicated. Other compensation/benefits did not exceed $10,000.

STOCK OPTIONS

      TransNet's Stock Option Plan provides for the grant of both Non-qualified Stock Options and Incentive Stock Options, as the latter is defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as well as providing for the granting of Restricted Stock and Deferred Stock Awards, covering, in the aggregate, 500,000 shares of the Company's Common Stock. The purpose of the Plan is to advance the interests of the Company and its stockholders by providing additional incentives to the Company's management and employees, and to reward achievement of corporate goals.

      Awards under the Plan may be made or granted to employees, officers, directors and consultants, as selected by the Board. The Plan is administered by the entire Board of Directors. All full-time employees and directors and officers of the Company are eligible to participate in the Plan.

      No options were granted during fiscal 2009. None of our named executive officers exercised any stock options during the fiscal year ended June 30, 2009.

                  OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

                 Number of Securities   Number of Securities
                      Underlying             Underlying
                 Unexercised Options     Unexercised Options   Option Exercise   Option Expiration
     Name          Exercisable (a)          Unexercisable            Price              Date
--------------   --------------------   --------------------   ---------------   -----------------
Steven J. Wilk         100,000                   -0-                $ 0.88           1/10/2011
Jay A. Smolyn           50,000                   -0-                $ 0.88           1/10/2011

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

      As stated above, the employment contracts for Messrs. S. Wilk and Smolyn contain terms regarding the event of a hostile change of control of the Company and a resultant termination of the employee's employment prior to expiration of the employment contract. These terms provide that Mr. Smolyn would receive a lump sum payment equal to the greater of 80% of his then current annual salary or 80% of his previous calendar year's gross wages including the additional incentive compensation multiplied by the lesser of five or the number of years remaining in the contract. In the case of Mr. Wilk, the contract provides that in the event of termination of employment due to a hostile change in control, he may elect to serve as consultant at his current salary and performance bonus for a period of five years beginning at the date of the change in control, or he may elect to receive a lump sum payment which would be the greater of 80% of his then current salary or 80% of his previous year's gross wages times the lesser of five or the number of years remaining in the contract. The contract for Mr. Smolyn provides that the Company may terminate his employment, with or without cause. If said termination is without cause, the Company shall pay the Employee an amount equal to compensation payable for a period of one-half of the contract period remaining, not to exceed compensation for 18 months. Steven J. Wilk's employment agreement provides that should the Company terminate his employment (other than for the commission of willful criminal acts), he may elect to continue as a consultant to the Company at his then current compensation level, including the performance bonus, for the lesser of two (2) years or the remainder of the contract term or he may elect to receive a lump sum payment equal to eighty percent of his then current salary plus incentive bonus times the lesser of two (2) years or the remainder of the contract. No payment would be made if either named officer resigned.

      The payments that would be made to these officers if termination had occurred at June 30, 2009 would be as follows:

      Steven J. Wilk:

            o hostile change of control - election to either serve as a consultant for five years at $300,000 per year; or to elect a lump-sum payment of $960,000

            o termination by the Company of employment (other than for willful commission of criminal acts): election by Mr. Wilk to either serve as a consultant for two years at a salary of $300,000 per year; or elect a lump-sum payment of $480,000

      Jay A. Smolyn:

            o     hostile change of control - a lump-sum payment of $576,000

            o     termination by the Company without cause: $247,500

            o     termination by the Company with cause: $0

      Continuation of health benefits would be available under COBRA.

DIRECTOR COMPENSATION

      Directors who are salaried employees receive no additional compensation for services as a director or as a member of any committee of the board of directors. Directors who are not officers or employees of the Company receive an annual retainer of $5,000. Such directors do not receive additional fees for their service on a committee of the board of directors. During fiscal 2009, the Company paid an annual retainer fee of $5,000 to each of its three outside directors.

                              DIRECTOR COMPENSATION

                   Fees Earned of Paid in
      Name                  Cash            All Other Compensation    Total
----------------   ----------------------   ----------------------   -------
Vincent Cusumano          $ 5,000                    $ 0             $ 5,000
Earle Kunzig                5,000                    $ 0               5,000
Raymond J. Rekuc            5,000                    $ 0               5,000
John J. Wilk              $     0                    $ 0             $     0
Steven J. Wilk            $     0                    $ 0             $     0
Jay A. Smolyn             $     0                    $ 0             $     0
Susan M. Wilk             $     0                    $ 0             $     0

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH RELATED PERSONS

      Other than continuing the lease referenced below, during fiscal 2009, the Company did not enter into any transaction with related persons that would be required to be disclosed under this caption pursuant to Item 404(a) of Regulation S-K. See Item 13 for discussion of the lease by of the Company of its premises from an entity controlled by two officers and directors.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

      The Company's independent directors, who comprise its Audit Committee, are required to review and approve any transactions with related parties (as such term is defined in Item 404 of Regulation S-K).

                          REPORT OF THE AUDIT COMMITTEE

      The responsibilities of the audit committee are discussed under "Board of Directors and Committees" on page 4 of this Proxy Statement.

      Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards, and to issue a report thereon. The responsibility of the audit committee of the Board of Directors is to monitor and oversee these processes.

      Consistent with the foregoing the members of the audit committee:

            o have reviewed and discussed with management the Company's consolidated financial statements as of and for the fiscal year ended June 30, 2009.

            o have discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

            o have received and reviewed the written disclosures and the letter from the independent public accountants required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, and have discussed with the independent public accountants their independence.

      Based on the review and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2009.

            The undersigned members of the audit committee have submitted this report to the Board of Directors.

                                                 Raymond J. Rekuc (Chairman)
                                                            Vincent Cusumano
                                                                Earle Kunzig

                        ACTION TO BE TAKEN AT THE MEETING

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

      Three directors of the Company are to be elected at the Annual Meeting. The Company has a classified board, under which each class of directors is elected to serve a term of three years. Class III directors are being elected at this year's meeting. The Company's Board of Directors has proposed that the following three nominees be elected at this Annual Meeting: Raymond J. Rekuc, Steven J. Wilk, and Susan M. Wilk. As stated above, Mr. Rekuc is an independent director. Due to their positions with the Company, Mr. Wilk and Ms. Wilk are not considered independent directors.

      The Company has no reason to believe that any of the nominees for the office of director will not be available for election as a director. If any of the nominees become unwilling or unable to accept nomination for election, however, it is intended that the individuals named in the enclosed proxy may vote for the election of such other persons as management of the Company may recommend.

VOTE REQUIRED

      The election of directors requires the affirmative vote of a majority of the votes cast by the holders of the Common Stock present in person or by proxy at the Annual Meeting.

RECOMMENDATION OF THE BOARD OF DIRECTORS

      The Company's Board of Directors recommends that you vote FOR each of the nominees listed above.

                                  PROPOSAL TWO
          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      MSPC, Certified Public Accountants and Advisors, a Professional Corporation ("MSPC") has served as our principal accountants since 1977. The Audit Committee has appointed MSPC as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2010. There have been no disagreements on any matters of accounting principles or practices, financial statements disclosure or auditing scope or procedures with MSPC. None of their reports have contained an adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting principles.

      The Board of Directors has approved the selection of MSPC to audit our financial statements for the fiscal year ending June 30, 2010, and seeks stockholder ratification of such appointment. Representatives of MSPC are not expected to be present at the Annual Meeting.

      The Company's By-laws do not require that stockholders ratify the selection of MSPC as the Company's independent register public accounting firm. The Board, however, is submitting the selection of MSPC to stockholders for ratification as a matter of good corporate practice. If stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain MSPC. Even if the selection is ratified, the Board and the Audit Committee at their discretion may change the appointment at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS

      The Company's Board of Directors recommends that you vote FOR the ratification of the appointment of MSPC as the independent registered public accounting firm for the fiscal year 2010.

      The following table sets forth the aggregate fees billed to the Company by MSPC during fiscal 2009 and 2008.

                                 2009       2008
                               --------   --------

      Audit Fees (a)           $ 62,000   $ 60,000
      Audit Related Fees (b)     22,500     22,500
      Tax Fees (c)               13,000     12,000
      All Other Fees (d)         11,500      9,000

      Total                    $109,000   $103,500

(a)   Consists of fees billed for the audit of annual financial statements.

(b) Consists of fees billed for review of financial statements included in Quarterly Reports on Form 10-Q.

(c) Consists of services for related to tax compliance, preparation of federal and state tax returns, and tax advice.

(d)   Consists of audit procedures related to federal regulatory requirements.

      Such fees have been pre-approved by our Audit Committee.

STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

      Stockholder proposals or director nominations to be presented at the 2010 annual meeting of stockholders, other than stockholder proposals submitted pursuant to the SEC's Rule 14a-8, must be delivered to, or mailed and received at, the principal executive offices of the Company not more than ninety (90) days and not less than sixty (60) days prior to the Company's annual meeting of stockholders. For the Company's 2010 annual meeting of stockholders, the Company must receive such proposals and nominations no later than October 1, 2009. In the event that less than 70 days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the 2010 annual meeting was mailed or such public disclosure. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: TransNet Corporation, 45 Columbia Road, Somerville, New Jersey 08876, Attention: Legal Counsel. Proposals must also comply with the other requirements contained in the Company's bylaws, including supporting documentation and other information. Proxies solicited by the Company will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

OTHER MATTERS

      The Company does not know of any other matters which are likely to be brought before the Annual Meeting. In the event that any other matters properly come before the Annual Meeting, however, the persons named in the enclosed proxy will vote the proxies in accordance with their judgement on such matters.

                                             By Order of the Board of Directors,

                                                              /s/ Steven J. Wilk
                                                              ------------------
Branchburg, New Jersey                                            Steven J. Wilk
February 3, 2010                           President and Chief Executive Officer

                        [TRANSNET CORPORATION LOGO]

                      ANNUAL MEETING OF STOCKHOLDERS
                                    OF
                           TRANSNET CORPORATION

                                10:00 A.M.

                              MARCH 10, 2010

                           TRANSNET CORPORATION
                             45 COLUMBIA ROAD
                       BRANCHBURG, NEW JERSEY 08876










            o FOLD AND DETACH HERE AND READ THE REVERSE SIDE o
--------------------------------------------------------------------------------



      PROXY
                           TRANSNET CORPORATION

       REVOCABLE PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

              Annual Meeting of Stockholders--March 10, 2010

      The undersigned, a stockholder of TransNet Corporation (the "Company") hereby appoints John J. Wilk and Steven J. Wilk or either of them, as proxy or proxies of the undersigned, with full power of substitution, to vote, in the name, place and stead of the undersigned, with all of the powers which the undersigned would possess if personally present, on behalf of the undersigned, all the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of TransNet Corporation to be held at 10:00 A.M. (local time) on Wednesday, March 10, 2010, at TransNet Corporation, 45 Columbia Road, Branchburg, New Jersey 08876 and at any and all adjournments thereof. The undersigned directs that this Proxy be voted as follows:

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOREGOING. UNLESS OTHERWISE SPECIFIED AS ABOVE PROVIDED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AS SET FORTH IN THE PROXY STATEMENT. IN ADDITION, DISCRETIONARY AUTHORITY IS CONFERRED AS TO ALL OTHER MATTERS THAT MAY COME BEFORE THE MEETING UNLESS SUCH AUTHORITY IS SPECIFICALLY WITHHELD.

             (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

               o FOLD AND DETACH HERE AND READ THE REVERSE SIDE o
--------------------------------------------------------------------------------

                                                                 PLEASE MARK
                                                                  YOUR VOTES [X]
                                                                  LIKE THIS

1. TO ELECT DIRECTORS FOR THE ENSUING                          WITHHOLD    3. IN THEIR DISCRETION, ON ALL
   THREE YEARS (PROPOSAL ONE)            FOR ALL NOMINEES    AUTHORITY TO     OTHER BUSINESS THAT MAY
                                           LISTED BELOW      VOTE FOR ALL     PROPERLY COME BEFORE THE
                                       (EXCEPT AS MARKED TO    NOMINEES       MEETING.                     AUTHORITY  AUTHORITY
                                        THE CONTRARY BELOW)  LISTED BELOW                                   GRANTED    WITHHELD
     NOMINEES:
        RAYMOND J. REKUC                       [ ]                [ ]                                         [ ]        [ ]
        STEVEN J. WILK
        SUSAN M. WILK

(INSTRUCTIONS: TO WITHHOLD AUTHORITY FOR AN INDIVIDUAL NOMINEE, WRITE
THAT NOMINEE'S NAME ON THE LINE PROVIDED.)                                 Stockholders who are present at the meeting may withdraw
_____________________________________________________________________      their Proxy and vote in person if they so desire.

2. TO RATIFY APPOINTMENT OF INDEPENDENT                                    PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY
   REGISTERED PUBLIC ACCOUNTING FIRM.                                      PROMPTLY. No postage is required if returned in the
                                                                           enclosed envelope and mailed in the United States.
                            FOR              AGAINST            ABSTAIN    Receipt of the Notice of Annual Meeting of Stockholders
                            [ ]                [ ]                [ ]      and accompanying Proxy Statement of the Board of
                                                                           Directors and Annual Report is acknowledged.

                                                                                               COMPANY ID:

                                                                                              PROXY NUMBER:

                                                                                             ACCOUNT NUMBER:

DATED: ____________________ , 2010      SIGNATURE OF SHAREHOLDER(S)____________________________________________________________

                                                                   ____________________________________________________________
Please sign exactly as name appears on this Proxy. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating his title.
Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in partnership name by authorized person.